Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") entered into to be effective as of the 18th day of January, 2001, is made and entered into by and between FIRST NATIONAL BANK OF NASSAU COUNTY, a national bank organized under the laws of the United States (the "Bank") (the Bank is also referred to herein as the "Employer"), and WILLIAM J. KELLEY (the "Executive"). Unless expressly stated otherwise herein, this Agreement shall be deemed to supersede all prior warranties, representations, covenants, and agreements among the parties hereto.

                              W I T N E S S E T H:

         WHEREAS, the Bank is seeking to establish a wholesale mortgage business; and

         WHEREAS, Executive is willing to assist the Bank to establish a wholesale mortgage business and to become the Senior Vice President -- Wholesale Mortgage Lending of the Bank in accordance with the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for and in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

         1. Employment. Employer employs Executive and Executive accepts employment upon the terms and conditions set forth in this Agreement.

         2. Term. The term of employment of Executive under this Agreement shall be the three year period commending on January 18, 2001 (the "Term").

         3. Compensation.

         (a) Salary. For all services rendered by Executive, Executive shall be paid a minimum annual base salary of $150,000.00, payable in equal semi-monthly installments during the term of this Agreement. Salary payment shall be subject to withholding and other applicable taxes. Such base salary shall be increased from time to time in the sole discretion of the Board of Directors of the Bank.

         (b) Bonus. In addition to Executive's base salary and the compensation set forth in Section 8, Executive shall be eligible to receive such performance bonuses as determined in the discretion of the Board of Directors of the Bank.

                         (i) Prior to the granting of any performance bonus to Executive and without any effect upon the compensation set forth in Sections 3(a), 8(a), 8(b), and 8(c), the Board of Directors of the Bank shall consider, and document its findings in the minutes of the meeting wherein the issue was considered, Executive's performance in light of the status of the internal controls, loan documentation, credit underwriting, interest rate exposure, asset growth, asset quality, and earnings of the Bank's wholesale mortgage business and the Bank, and such other performance goals and objectives mutually agreed upon between Executive and such Board of Directors.

                         (ii)       The overall condition of the Bank must
                                    be "satisfactory" in the opinion of the OCC as set forth in the most current OCC Report of Supervisory Activity provided to the Board of Directors of the Bank and the Uniform Financial Institution Rating of the Bank shall not be less than a "2"; and

                         (iii) The Bank shall be "well capitalized" as defined under regulations promulgated by the OCC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991.


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


         4. Title and Duties. Executive shall serve as Senior Vice President-- Wholesale Mortgage Lending of the Bank, reporting to the President of the Bank. Executive shall run the day-to-day activities of the Bank's wholesale mortgage business and oversee that business within the framework of the approved annual budget, with a sound system of internal controls, and in compliance with the policies of the Board of Directors of the Bank, the directives of the Bank's President, and all applicable laws and regulations.

         5. Extent of Services. Executive shall devote his entire time, attention and energies to the business of Employer and shall not during the term of this Agreement be engaged in any other business activity which requires the attention or participation of Executive during normal business hours of Employer, recognition being given to the fact that Executive is expected on occasion to participate in client development after normal business hours. However, Executive may invest his assets in such form or manner as will not require his services in the operation of the affairs of the companies in which such investments are made. Executive shall notify Employer of any participation by him in any trade association or similar organization.

         6. Expenses. Executive may incur reasonable expenses for promoting the business of the Bank, including expenses for entertainment, travel, and similar items. Executive will be reimbursed for all reasonable expenses upon Executive's monthly presentation of an itemized account of such expenditures, including but not limited to a car allowance of $500.00 per month.

         7. Vacations. Executive shall be entitled each year to a vacation of not less than fifteen days during which time Executive's compensation shall be paid in full.

         8. Additional Compensation.

         (a) As additional consideration paid to Executive, Executive shall be provided with $500.00 per month to help defray the cost of health, hospitalization, disability and term life insurance (including the costs of insurance premiums, deductible items, and items excluded from coverage).

         (b) The Bank shall also grant to Executive options to purchase 15,000 shares of the common stock of First Capital Bank Holding Corporation (the "Company") with an exercise price equal to the current fair market value of the shares as established by the Company's Board of Directors. Options to purchase 3,000 shares shall vest on the earlier of (i) the date on which the first employee of the Bank's wholesale mortgage business is hired at the recommendation of Executive or (ii) the first day of the Term. The remaining options shall vest ratably on each of the first four anniversary dates of the Term.

         (c) Executive shall be entitled to receive a portion of the net, pre-tax income attributable to the Bank's wholesale mortgage business pursuant to the terms and conditions set forth on Exhibit A, which is incorporated hereby.

         9. Change in Control of the Bank.


         (a) In the event of a "change in control" of the Bank, as defined herein, Executive shall be entitled, for a period of 30 days from the date of closing of the transaction effecting such change in control and at his election, to give written notice to Employer of termination of this Agreement and to receive a cash payment equal to 100% times the compensation, including bonus, if any, received by Executive in the one-year period immediately preceding the change in control. The severance payments provided for in this Section 9(a) shall be paid in cash, commencing not later than ten days after the date of notice of termination by Executive under this Section 10 or ten days after the date of closing of the transaction effecting the change in control of the Bank, whichever is later.

         (b) For purposes of this Section 9, "change in control" of the Bank shall mean:

                         (i) any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split, or otherwise, which results in the acquisition or beneficial ownership (as such term is defined under rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) by any person or entity or any group of persons


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

                                    or entities acting in concert (other
                                    than any affiliate of the Bank as of the date of this Agreement) of 50% or more of the outstanding shares of Common Stock of the Bank;

                         (ii) the sale of all or substantially all of the assets of the Bank; or

                         (iii)      the liquidation of the Bank.

         10. Termination.

         (a) For Cause. This Agreement may be terminated by the Board of Directors of the Bank without notice and without further obligation than for monies already paid, for any of the following reasons:

                          (i)       receipt by the Bank of written notice
                                    from the Office of the Comptroller of the Currency (or other applicable regulatory agency) that criticizes Executive's performance or his area of responsibility;

                          (ii) the failure of the Bank's wholesale mortgage business to attain the profitability and volume measures set forth on Exhibit B hereto, which is incorporated hereby;

                          (iii) failure of Executive to follow reasonable written instructions or policies of the President or the Board of Directors of the Bank;

                          (iv)      gross negligence or willful misconduct
                                    of Executive materially damaging to the
                                    business of the Bank during the term of this Agreement, or at any time while he was employed by the Bank prior to the term of this Agreement, if not disclosed to the Bank prior to the commencement of the term of this Agreement; or

                          (v)       Executive's arrest for, being charged
                                    in relation to (whether by criminal
                                    information, indictment, or otherwise), or conviction of a felony or a crime involving breach of trust or moral turpitude

                  In the event that the Bank discharges Executive alleging "cause" under this Section 10(a) and it is subsequently determined by a court of law or other authorized tribunal that the termination was "without cause," then such discharge shall be deemed a discharge without cause subject to the provisions of Section 10(b) hereof. In the event that the Bank discharges Executive alleging "cause" under this Section 10(a), such notice of discharge shall be accompanied by a written and specific description of the circumstances alleging such "cause".

         (b)  Without Cause.

                              (i) The Bank may, upon 30 days' written notice to Executive, terminate this Agreement without cause at any time during the first six months of the Term upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to: (A) monies already paid; (B) monies owed for the 30 day notice period;
                                    (C) the payment of Executive's base salary for a period of six months; and (D) any bonus or profit sharing accrued through the date of termination. The termination of Executive's employment "without cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in Section 12 hereof.

                              (ii) After the first six months of the Term, the Bank may, upon 30 days' written notice to Executive, terminate this Agreement without cause at any time during the Term upon the condition that Executive shall be entitled, as liquidated damages in lieu of all other claims, to: (A) monies already paid; (B) monies owed for the 30 day notice period;
                                    (C) the payment of Executive's base salary for a period of twelve months, and (D) any bonus or profit sharing accrued through the date of termination. The severance payments provided for in this Section 10(b) shall commence not later than thirty days after the actual date of termination of employment of Executive. The termination of Executive "without cause" shall not entitle the Bank to enforcement of the non-competition and non-solicitation covenants contained in
                                    Section 12 hereof.


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

                            (iii)   Executive may upon 30 days' written
                                    notice to Employer terminate this Agreement without cause at any time during the Term. In the event of termination of this Agreement by Executive, the Bank shall have no obligation to Executive and the Bank shall be entitled to enforcement of the non-competition and non-solicitation covenants contained in Section 12 hereof.

                            (iv)    In the event this Agreement is
                                    terminated without cause by the Bank, any of Executive's stock options, whether or not vested on the date of termination, may be exercised by Executive within 60 days from the date of termination, at which time all such options shall expire.

                            (v)     In the event this Agreement is
                                    terminated without cause by the Executive, any of Executive's stock options that are not vested shall expire, and any vested stock options may be exercised by Executive within 60 days from the date of termination, at which time all such options shall expire.

         11. Death or Disability. In the event of Executive's death, Employer shall pay to Executive's designated beneficiary, or, if Executive has failed to designate a beneficiary, to his estate, an amount equal to Executive's base salary pursuant to Section 3 hereof through the end of the month in which Executive's death occurred. Such compensation shall be in lieu of any other benefits provided hereunder, except that (i) in the event of a change in control of the Bank as defined herein, Executive's designated beneficiary or his estate, as the case may be, shall be entitled to the benefits of Section 9(a) hereof, and (ii) any benefit payable pursuant to Section 3 shall be prorated and made available to Executive in respect of any period prior to his death. The Bank may maintain insurance on its behalf to satisfy in whole or in part the obligations of this Section 11.

         In the event of Executive's disability, as hereinafter defined, Employer shall pay to Executive the base salary then in effect through the end of the month in which Executive became disabled. Executive shall be deemed disabled if, by reason of physical or mental impairment, he is incapable of performing his duties hereunder for a period of sixty (60) consecutive days. Any dispute regarding the existence, the extent, or the continuance of Executive's disability shall be resolved by the determination of a duly licensed and practicing physician selected by and mutually agreeable to both the Board of Directors of the Bank and Executive; provided, however, if Executive officially establishes his eligibility to receive social security disability benefits or is deemed disabled under the terms and conditions of any disability insurance policy carried on Executive by the Bank or its affiliate, he shall be deemed to be disabled as provided herein without further proof. Executive shall make himself available for and submit to such examinations by said physician as may be directed from time to time by the physician. Failure to submit to any such examination shall constitute a material breach of this Agreement.

         12. Non-Competition and Non-Solicitation.

         (a) Executive acknowledges that he has performed services or will perform services hereunder, which directly affect Employer's business. Accordingly, the parties deem it necessary to enter into the protective agreement set forth below, the terms and conditions of which have been negotiated by and between the parties hereto.

         (b) Executive recognizes and acknowledges that the Bank's customers and the specific needs of such customers are essential to the success of its business and its continued good will. Executive covenants and agrees that in the event his employment relationship with the Bank is terminated for any reason whatsoever, other than termination pursuant to Sections 10(b)(i) or 10(b)(ii), Executive shall not, for a period of one (1) year following the termination of Executive's employment with the Bank, directly or indirectly, alone or in association with or on behalf of any other person or entity, (i) solicit, (ii) accept Business from, or (iii) perform any service for any person or entity who was a customer of the Bank at any time during the 12 months preceding the termination of Executive's employment with the Bank for the purpose of competing with the Business of the Bank. For purposes of this Agreement, "Business" means mortgage lending and wholesale mortgage lending.

         (c) Executive recognizes and acknowledges that the Bank's employees are essential to the success of its business and its continued good will. Executive covenants and agrees that in the event his employment relationship with the Bank is terminated for any reason whatsoever, other than termination pursuant to Sections 10(b)(i) or 10(b)(ii), Executive shall not, for a period of one (1) year following the termination of Executive's employment with

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the Bank, directly or indirectly, alone or in association with or on behalf of any other person or entity, (i) solicit, (ii) employ, or (iii) cause to be employed any person who was an employee of the Bank at any time during the 12 months preceding the termination of Executive's employment with the Bank for the purpose of competing with the Business of the Bank.

         (d) The covenants of Executive set forth in this Section 12 are separate and independent covenants for which valuable consideration has been paid, the receipt, adequacy and sufficiency of which are acknowledged by Executive, and have also been made by Executive to induce Employer to enter into this Agreement. In the event that a court of competent jurisdiction finds that Executive has violated the provisions of this Section 12, then as partial relief to Employer, all rights granted to Executive pursuant to Sections 8(b) and 8(c) hereof shall immediately become null and void. Further, each of the aforesaid covenants may be availed of or relied upon by Employer in any court of competent jurisdiction, and shall form the basis of injunctive relief and damages including expenses of litigation (including but not limited to reasonable attorneys' fees) suffered by Employer arising out of any breach of the aforesaid covenants by Executive. The covenants of Executive set forth in this Section 12 are cumulative to each other and to all other covenants of Executive in favor of Employer contained in this Agreement and shall survive the termination of this Agreement for the purposes intended. Should any covenant, term, or condition contained in this Section 12 become or be declared invalid or unenforceable by a court of competent jurisdiction, then the parties may request that such court judicially modify such unenforceable provision consistent with the intent of this Section 12 so that it shall be enforceable as modified, and in any event the invalidity of any provision of this Section 12 shall not affect the validity of any other provision of this Section 12 or elsewhere in this Agreement.

         13. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing sent by certified mail to his residence in the case of Executive, or its principal office in the case of Employer.

         14. Waiver of Breach. The waiver by Employer to a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any subsequent breach by Executive. No waiver shall be valid unless in writing and signed by an authorized officer of Employer.

         15. Assignment. Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of Executive under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Employer.

         16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida.

         17. Entire Agreement. This Agreement embodies the entire and final agreement of the parties hereto on the subject matter stated in this Agreement. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


                         (signatures on following page)


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


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         "BANK"

                                         FIRST NATIONAL BANK OF NASSAU COUNTY


                                         By: /s/ Michael Sanchez, President
                                         ---------------------------------------


                                         "EXECUTIVE"


                                         /s/ William J. Kelley
                                         ---------------------------------------
                                         WILLIAM J. KELLEY




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